UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2007, the Board of Directors of First Commonwealth Financial Corporation (the “Company”) adopted amendments to the Bylaws of the Company. A brief summary of the amendments is set forth below. A copy of the amended Bylaws is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Section 9.5 was amended to clarify that a director may be removed if he or she fails to attend two successive “scheduled” meetings of the Board or of any “standing” committee of the Board.

Articles 15 and 17 were amended to clarify that the President of the Company need not also be the Chief Executive Officer of the Company.

Articles 25, 26 and 27 were amended to provide for the issuance of uncertificated shares and for the transfer and other procedural matters relating to uncertificated shares. Article 26 was also amended to authorize the appointment of one or more transfer agents and to authorize such agent or agents to make rules and regulations concerning the issue, transfer and registration of shares of the Company’s stock. These amendments were adopted to allow the Company to implement a direct registration system for the book-entry issuance and transfer of the Company’s stock, as will be required for all New York Stock Exchange listed companies beginning in 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Bylaws of the Registrant (as amended July 17, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2007

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ EDWARD J. LIPKUS, III
Edward J. Lipkus, III
Executive Vice President and Chief Financial Officer